UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

TD Ameritrade Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35509	82-0543156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South 108th Avenue

Omaha, Nebraska 68154

(Address of Principal Executive Offices/Zip Code)

(800) 669-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	AMTD	The Nasdaq Stock Market LLC Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 22, 2019, TD Ameritrade Holding Corporation (the “Company”) released its financial results for its third fiscal quarter ended June 30, 2019. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2019, Tim Hockey and the Board of Directors of the Company agreed that Mr. Hockey will step down as President, Chief Executive Offer and director, effective upon the date his successor commences employment, but in no event later than February 29, 2020. Until his successor commences employment, Mr. Hockey will continue to serve as the President, Chief Executive Officer and a director of the Company, and Mr. Hockey will serve as a senior advisor to the Company and will act as a special advisor to the incoming President and Chief Executive Officer through February 29, 2020 if a successor commences employment before that date.

On July 22, 2019, the Company and Mr. Hockey entered into a transition agreement providing for the following:

•	Continued payment of Mr. Hockey’s base salary at the current rate of $1 million per year through February 29, 2020.

•

For the fiscal year ending September 30, 2019, Mr. Hockey will receive an annual cash bonus and a performance stock unit grant in the normal course in November 2019, with the amounts determined based on actual performance against the pre-established goals (with the individual component of the goals deemed at 100%). For the current fiscal year, Mr. Hockey’s target annual cash incentive bonus is $2,250,000 and his target performance stock unit grant is $5,250,000.

•	Mr. Hockey will receive an additional lump sum transition payment of $3,540,000 as compensation for the fiscal year commencing October 1, 2019.

•	Following his termination of employment on February 29, 2020, Mr. Hockey will receive the severance benefits specified in his employment agreement, which include:

•

a lump sum payment of two times his base salary and average annual cash bonuses for the prior two years (assuming target level performance for purposes of calculating the bonus component for the fiscal year ending September 30, 2019, this amount would be $6,675,000);

•

vesting of his outstanding restricted stock units, which have a value of $8,597,319, based on the closing price of the Company’s stock on July 19, 2019 of $51.59, and the right of Mr. Hockey to exercise his stock options (all of which will be vested as of his date of termination) for the term of those options;

•

the continued ability to vest in his performance stock units based on actual performance, which have a value of $10,942,187, based on the $51.59 stock price noted above, and excluding the units that will vest in the ordinary course in November 2019 and the new grants for the fiscal year ending September 30, 2019 that will be made in November 2019, as noted above; and

•	payment of the employer portion of “COBRA” health continuation coverage for 24 months.

•	Reimbursement of certain legal and tax preparation fees.

•	Customary non-competition, non-solicitation and confidentiality covenants on the part of Mr. Hockey and mutual non-disparagement covenants.

•

Standard release of claims in favor of the Company and its officers, directors, employees, shareholders, affiliates, subsidiaries, predecessor and successor corporations and assigns, to be entered into when his employment terminates.

A copy of the news release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	News Release issued by the Company on July 22, 2019

99.2	News Release issued by the Company on July 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Stephen J. Boyle
Name:	Stephen J. Boyle
Title:	Executive Vice President, Chief
Financial Officer

Dated: July 22, 2019